Exhibit 99.1

NEWS RELEASE

14 Lafayette Square, Suite 1405 • Buffalo, New York 14203

FOR IMMEDIATE RELEASE

Rand Capital Reports 34% Increase in Total Investment Income
for Second Quarter 2023

●	Total investment income increased 34% to $1.8 million for the quarter compared with the second quarter last year driven by strong growth in interest and fee income

●	Net asset value per share (“NAV”) was $23.79 at June 30, 2023, up 3% from March 31, 2023 and up 6% from year-end 2022

●	Invested $4.7 million in new and follow on investments during the quarter

●	Received $6.8 million in proceeds from single portfolio company investment sale, which included a gain of $2.5 million

●	Announced a quarterly dividend of $0.25 per share for third quarter 2023

BUFFALO, NY, August 4, 2023 – Rand Capital Corporation (Nasdaq: RAND) (“Rand” or the “Company”), a business development company providing alternative financing for lower middle market companies, announced its results for the second quarter ended June 30, 2023.

Daniel P. Penberthy, President and Chief Executive Officer of Rand, commented, “We delivered a strong quarter of total investment income growth, fueled by the addition of high-quality debt investments. Additionally, Rand recognized a sizable gain from the sale of our debt and equity investment in Dealer Solutions and Design (DSD) during the quarter, further strengthening our balance sheet and liquidity position. We believe we can continue to execute our strategy as we look to the second half of the year and beyond. With our strong cash position, we paid down some of our outstanding borrowings under our credit facility in July and expect to utilize additional cash on hand and our credit facility to further strengthen and solidify our portfolio in order to drive our earnings potential and support a growing dividend.”

Second Quarter Highlights (compared with the prior-year period unless otherwise noted)

●	Total investment income grew $462,000, or 34%, to $1.8 million driven by a 47% increase in interest from portfolio companies and higher fee income.

●	Total expenses were $1.3 million compared with a credit of $96,000 in the prior-year second quarter. The increase largely reflects a change in accrued capital gains incentive fees to the Company’s external investment adviser. The current period included $491,000 of capital gains incentive fees expense compared with a credit of $663,000 for the second quarter of 2022. The increase in total expenses also reflects $259,000 in interest expense from the senior revolving credit facility entered into in June 2022 to fund growth, compared with no interest expense during the prior year quarter. Offsetting these increases was a $112,000 decline in professional fees.

●	Excluding capital gains incentive fees expense, adjusted expenses, which is a non-GAAP financial measure, were $816,000 compared with $567,000 in the second quarter of 2022. See the attached description of this non-GAAP financial measure and reconciliation table for adjusted expenses.

●	Net investment income was $493,000, or $0.19 per share, compared with $1.4 million, or $0.55 per share, in the second quarter of 2022. Adjusted net investment income per share, a non-GAAP financial measure, which excludes the capital gains incentive fee accrual expense, was $0.38 per share, up from $0.29 in last year’s second quarter. See the attached description of this non-GAAP financial measure and reconciliation table for adjusted net investment income per share.

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Rand Capital Reports 34% Increase in Total Investment Income for Second Quarter 2023

August 4, 2023

Portfolio and Investment Activity

As of June 30, 2023, Rand’s portfolio included investments with a fair value of $66.8 million across 29 portfolio businesses. This was up $5.3 million, or 9%, from December 31, 2022, and reflected new and follow on investments and valuation adjustments in multiple portfolio companies. This was partially offset by equity sales and loan repayments. At June 30, 2023, the portfolio was comprised of approximately 60% in debt investments, 29% in equity investments in private companies, and 11% in publicly traded equities consisting of other BDCs and ACV Auctions. The annualized weighted average yield of debt investments was 13.5%.

Second quarter 2023:

○	Funded $4.3 million to INEA, consisting of $3.3 million of senior subordinated debt and
$1.0 million of preferred equity. INEA is a stocking distributor of controlled expansion alloys, electronic grade nickels, refractory grade metals and alloys, and soft magnetic alloys. The company plays an important role between the mills that produce the specialty alloys and the end-users whose order sizes don’t require full mill quantities.

○	Funded a follow on debt investment of $390,000 to ITA Acquisition, LLC, a blind and shade manufacturer, to help support a new line of business. Rand’s total debt and equity investment in ITA had a fair value of $4.0 million at quarter-end.

○	Portfolio investment company DSD was sold during June 2023, which resulted in the full repayment of Rand’s subordinated debt and sale of its preferred equity investments. In total, Rand received $6.8 million of proceeds, which included a net gain of $2.5 million.

○	Sold 125,000 shares of ACV Auctions at an average price of $14.03 per share for a realized gain of $1.7 million. Rand held 194,934 shares of ACV at quarter-end, which represented approximately 5% of its portfolio’s fair value.

○	Sold remaining small equity position in Somerset Gas, a provider of natural gas transmission services.

Liquidity and Capital Resources

Cash at the end of the second quarter of 2023 was $8.4 million, up considerably from $1.4 million at year-end 2022, reflecting the proceeds received from the DSD and ACV Auctions share sales. As of June 30, 2023, the Company held shares valued at approximately $4.0 million in other publicly traded BDCs and $3.4 million in ACV Auctions, all of which are available for future liquidity needs including dividends and portfolio investments.

At June 30, 2023, Rand had outstanding borrowings of $10.7 million on its existing $25.0 million senior secured revolving credit facility. The outstanding borrowings carried an interest rate of 8.59% at quarter-end. Subsequent to quarter-end, in July, Rand used $3.0 million of its cash on hand to pay down its outstanding borrowings.

The Company did not repurchase any outstanding common stock during the second quarter of 2023.

Rand Capital Reports 34% Increase in Total Investment Income for Second Quarter 2023

August 4, 2023

Dividends

On July 25, 2023, Rand declared its regular quarterly cash dividend distribution of $0.25 per share. The cash dividend will be distributed on or about September 14, 2023, to shareholders of record as of
August 31, 2023.

Webcast and Conference Call

Rand will host a conference call and webcast on Friday, August 4, 2023, at 11:00 a.m. Eastern Time, to review its financial results. The review will be accompanied by a slide presentation, which will be available on Rand’s website at www.randcapital.com in the “Investor Relations” section. Rand’s conference call can be accessed by calling (201) 689-8263. Alternatively, the webcast can be monitored on Rand’s website at www.randcapital.com under “Investor Relations” where the replay will also be available.

A telephonic replay will be available from 2:00 p.m. ET on the day of the call through Friday, August 18, 2023. To listen to the archived call, dial (412) 317-6671 and enter replay pin number 13739663. A transcript of the call will also be posted once available.

ABOUT RAND CAPITAL

Rand Capital (Nasdaq: RAND) is an externally managed business development company (BDC). The Company’s investment objective is to maximize total return to its shareholders with current income and capital appreciation by focusing its debt and related equity investments in privately-held, lower middle market companies with committed and experienced managements in a broad variety of industries. Rand invests in early to later stage businesses that have sustainable, differentiated and market-proven products, revenue of more than $2 million and a path to free cash flow or up to $5 million in EBITDA. The Company’s investment activities are managed by its external investment adviser, Rand Capital Management, LLC. Additional information can be found at the Company’s website where it regularly posts information: https://www.randcapital.com/.

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than historical facts, including but not limited to statements regarding the strategy of the Company and its outlook; statements regarding the implementation of the Company’s strategy; statements regarding increasing the Company’s dividend, and any assumptions underlying any of the foregoing, are forward-looking statements. Forward-looking statements concern future circumstances and results and other statements that are not historical facts and are sometimes identified by the words “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “project,” “predict,” “continue,” “target” or other similar words or expressions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove to be incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, (1) evolving legal, regulatory and tax regimes; (2) changes in general economic and/or industry specific conditions; and (3) other risk factors as detailed from time to time in Rand ‘s reports filed with the Securities and Exchange Commission (“SEC”), including Rand’s annual report on Form 10-K for the year ended December 31, 2022, quarterly reports on Form 10-Q, and other documents filed with the SEC. Consequently, such forward-looking statements should be regarded as Rand’s current plans, estimates and beliefs. Except as required by applicable law, Rand assumes no obligation to update the forward-looking information contained in this release.

Contacts:

Company:	Investors:
Daniel P. Penberthy	Deborah K. Pawlowski / Craig P. Mychajluk
President and CEO	Kei Advisors LLC
716.853.0802	716-843-3908 / 716-843-3832
dpenberthy@randcapital.com	dpawlowski@keiadvisors.com / cmychajluk@keiadvisors.com

FINANCIAL TABLES FOLLOW

Rand Capital Reports 34% Increase in Total Investment Income for Second Quarter 2023

August 4, 2023

Rand Capital Corporation and Subsidiaries

Consolidated Statements of Financial Position

	June 30, 2023 (Unaudited)	December 31, 2022
ASSETS
Investments at fair value:
Control investments (cost of $5,155,545 and $4,660,017, respectively)	$4,031,735	$3,536,207
Affiliate investments (cost of $35,940,068 and $30,204,160, respectively)	43,090,799	38,241,589
Non-Control/Non-Affiliate investments (cost of $19,873,405 and $20,852,060, respectively)	19,669,209	19,726,463
Total investments, at fair value (cost of $60,969,018 and $55,716,237, respectively)	66,791,743	61,504,259
Cash	8,356,401	1,368,996
Interest receivable	199,587	208,338
Prepaid income taxes	—	76,396
Deferred tax asset	174,826	28,160
Other assets	532,280	295,043
Total assets	$76,054,837	$63,481,192
LIABILITIES AND STOCKHOLDERS’ EQUITY (NET ASSETS)
Liabilities:
Due to investment adviser	$255,867	$562,221
Accounts payable and accrued expenses	79,983	66,680
Income taxes payable	253,870	—
Line of credit	10,650,000	2,550,000
Capital gains incentive fees	2,949,000	2,167,000
Deferred revenue	464,089	413,971
Total liabilities	14,652,809	5,759,872
Stockholders’ equity (net assets):
Common stock, $0.10 par; shares authorized 100,000,000; shares issued: 2,648,916; shares outstanding: 2,581,021 at 6/30/23 and 12/31/22	264,892	264,892
Capital in excess of par value	51,464,267	51,464,267
Treasury stock, at cost: 67,895 shares at 6/30/23 and 12/31/22	(1,566,605)	(1,566,605)
Total distributable earnings	11,239,474	7,558,766
Total stockholders’ equity (net assets) (per share –6/30/23: $23.79; 12/31/22: $22.36)	61,402,028	57,721,320
Total liabilities and stockholders’ equity (net assets)	$76,054,837	$63,481,192

Rand Capital Reports 34% Increase in Total Investment Income for Second Quarter 2023

August 4, 2023

Rand Capital Corporation and Subsidiaries

Consolidated Statements of Operations
(Unaudited)

	Three months ended June 30, 2023	Three months ended June 30, 2022	Six months ended June 30, 2023	Six months ended June 30, 2022
Investment income:
Interest from portfolio companies:
Control investments	$179,922	$—	$330,838	$—
Affiliate investments	941,201	614,997	1,729,022	1,185,113
Non-Control/Non-Affiliate investments	352,417	389,835	710,583	731,858
Total interest from portfolio companies	1,473,540	1,004,832	2,770,443	1,916,971
Interest from other investments:
Non-Control/Non-Affiliate investments	104	1	236	1
Total interest from other investments	104	1	236	1
Dividend and other investment income:
Affiliate investments	59,677	202,785	406,825	246,510
Non-Control/Non-Affiliate investments	132,920	113,735	260,515	243,000
Total dividend and other investment income	192,597	316,520	667,340	489,510
Fee income:
Control investments	4,311	—	8,211	—
Affiliate investments	138,902	22,515	206,744	52,820
Non-Control/Non-Affiliate investments	5,978	9,314	13,956	18,628
Total fee income	149,191	31,829	228,911	71,448
Total investment income	1,815,432	1,353,182	3,666,930	2,477,930
Expenses:
Base management fee	255,867	230,767	501,260	471,042
Capital gains incentive fees	491,000	(663,000)	782,000	(902,760)
Interest expense	258,912	—	417,312	—
Professional fees	100,307	212,138	271,282	443,221
Stockholders and office operating	85,080	64,890	149,384	121,588
Directors’ fees	67,391	44,883	131,241	89,983
Administrative fees	37,250	—	74,500	—
Insurance	10,380	13,353	23,340	22,263
Corporate development	554	726	4,267	3,753
Other operating	—	45	—	90
Total expenses	1,306,741	(96,198)	2,354,586	249,180
Net investment income before income taxes:	508,691	1,449,380	1,312,344	2,228,750
Income taxes, including excise tax expense	16,061	31,243	104,798	38,610
Net investment income	492,630	1,418,137	1,207,546	2,190,140
Net realized gain on sales and dispositions of investments:
Affiliate investments	2,537,765	167,159	2,596,094	167,159
Non-Control/Non-Affiliate investments	1,280,482	1,372,984	1,275,541	521,513
Net realized gain on sales and dispositions of investments, before income taxes	3,818,247	1,540,143	3,871,635	688,672
Income tax expense	338,158	—	338,158	—
Net realized gain on sales and dispositions of investments	3,480,089	1,540,143	3,533,477	688,672
Net change in unrealized appreciation/depreciation on investments:
Affiliate investments	(886,698)	47,841	(886,698)	47,841
Non-Control/Non-Affiliate investments	(480,572)	(4,902,510)	921,401	(5,233,579)
Change in unrealized appreciation/depreciation before income taxes	(1,367,270)	(4,854,669)	34,703	(5,185,738)
Deferred income tax benefit	(66,441)	—	(66,441)	—
Net change in unrealized appreciation/depreciation on investments	(1,300,829)	(4,854,669)	101,144	(5,185,738)
Net realized and unrealized gain (loss) on investments	2,179,260	(3,314,526)	3,634,621	(4,497,066)
Net increase (decrease) in net assets from operations	$2,671,890	$(1,896,389)	$4,842,167	$(2,306,926)
Weighted average shares outstanding	2,581,021	2,581,021	2,581,021	2,581,021
Basic and diluted net increase (decrease) in net assets from operations per share	$1.04	$(0.73)	$1.88	$(0.89)

Rand Capital Reports 34% Increase in Total Investment Income for Second Quarter 2023

August 4, 2023

Rand Capital Corporation and Subsidiaries

Consolidated Statements of Changes in Net Assets
(Unaudited)

	Three months ended June 30, 2023	Three months ended June 30, 2022	Six months ended June 30, 2023	Six months ended June 30, 2022
Net assets at beginning of period	$59,375,393	$59,947,726	$57,721,320	$60,745,416
Net investment income	492,630	1,418,137	1,207,546	2,190,140
Net realized gain on sales and dispositions of investments	3,480,089	1,540,143	3,533,477	688,672
Net change in unrealized appreciation/depreciation on investments	(1,300,829)	(4,854,669)	101,144	(5,185,738)
Net increase (decrease) in net assets from operations	2,671,890	(1,896,389)	4,842,167	(2,306,926)
Declaration of dividend	(645,255)	(387,153)	(1,161,459)	(774,306)
Net assets at end of period	$61,402,028	$57,664,184	$61,402,028	$57,664,184

Rand Capital Reports 34% Increase in Total Investment Income for Second Quarter 2023

August 4, 2023

Rand Capital Corporation and Subsidiaries

Reconciliation of GAAP Total Expense/(Credits) to Non-GAAP Adjusted Expenses

(Unaudited)

In addition to reporting total expenses, which is a U.S. generally accepted accounting principle (“GAAP”) financial measure, Rand presents adjusted expenses, which is a non-GAAP financial measure. Adjusted expenses is defined as GAAP total expenses/(credits) removing the effect of any expenses/(credits) for capital gains incentive fees. GAAP total expenses is the most directly comparable GAAP financial measure. Rand believes that adjusted expenses provides useful information to investors regarding financial performance because it is a method the Company uses to measure its financial and business trends related to its results of operations. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP.

	Three months ended June 30, 2023	Three months ended June 30, 2022
Total expenses/(credits)	$1,306,741	$(96,198)
Exclude expenses/(credits) for capital gains incentive fees	491,000	(663,000)
Adjusted expenses	$815,741	$566,802

Reconciliation of Adjusted Net Investment Income per Share to
GAAP Net Investment Income per Share

(Unaudited)

In addition to reporting Net Investment Income per Share, which is a U.S. generally accepted accounting principle (“GAAP”) financial measure, the Company presents Adjusted Net Investment Income per Share, which is a non-GAAP financial measure. Adjusted Net Investment Income per Share is defined as GAAP Net Investment Income per Share removing the effect of any expenses/(credits) for capital gains incentive fees. GAAP Net Investment Income per Share is the most directly comparable GAAP financial measure. Rand believes that Adjusted Net Investment Income per Share provides useful information to investors regarding financial performance because it is a method the Company uses to measure its financial and business trends related to its results of operations. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP.

	Three months ended June 30, 2023	Three months ended June 30, 2022
Net investment income per share	$0.19	$0.55
Exclude expenses/(credits) for capital gains incentive fees	0.19	(0.26)
Adjusted net investment income per share	$0.38	$0.29

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